UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 12, 2015

XILINX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-18548	77-0188631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Logic Drive, San Jose, California	95124
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 559-7778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On August 12, 2015, at the Xilinx, Inc. (the “Company”) 2015 Annual Meeting of Stockholders, the Company’s stockholders approved the proposals listed below. The final results for the votes regarding each proposal are also set forth below. The proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on May 29, 2015.

1	Elect seven nominees for director to serve on the Board of Directors for the ensuing year or until their successors are duly elected and qualified:
	Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
	Philip T. Gianos	199,223,212	3,879,568	437,458	19,883,817
	Moshe N. Gavrielov	199,990,116	3,139,097	411,026	19,883,816
	William G. Howard, Jr.	199,145,827	3,973,366	421,045	19,883,817
	J. Michael Patterson	202,300,865	817,702	421,672	19,883,816
	Albert A. Pimentel	201,603,990	1,500,094	436,156	19,883,815
	Marshall C. Turner	202,303,382	816,355	420,502	19,883,816
	Elizabeth W. Vanderslice	199,490,537	3,614,853	434,851	19,883,814

2	Approve, on an advisory basis, the compensation of the named executive officers of the Company.
		Votes For	Votes Against	Abstentions	Broker Non-Votes
		192,493,238	10,471,205	575,432	19,884,180

3	Ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as external auditors of Xilinx, for the fiscal year ending April 2, 2016.
		Votes For	Votes Against	Abstentions	Broker Non-Votes
		219,802,718	3,060,447	560,890	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC.

Date: August 13, 2015	By:	/s/ Jon A. Olson
Jon A. Olson
Executive Vice President and
Chief Financial Officer